                    STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of July 10, 2000 (the "Effective Date"), by and between CV THERAPEUTICS, INC., a Delaware corporation ("Company"), and FUJISAWA HEALTHCARE, INC., a Delaware corporation ("Purchaser").

       WHEREAS, Company and Purchaser are parties to a Collaboration and License Agreement, of even date herewith (as amended, modified or supplemented from time to time, the "License Agreement"), pursuant to which the parties desire to establish a collaboration and Purchaser desires to obtain an exclusive license from Company; and

     WHEREAS, as a condition to entering into the License Agreement, Purchaser desires to acquire and Company is willing to issue and sell to Purchaser shares of common stock, $.001 par value, of Company (the "Common Stock"), subject to the terms and conditions specified herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:


                            ARTICLE I
                           DEFINITIONS

      1.01  Definitions.   For purposes  of  this  Agreement,  in
addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

      "Affiliate" shall have the meaning given such term in  Rule
12b-2 of the Exchange Act.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of their banking business.

     "Closing"  shall have the meaning specified in Section  2.02 herein.

     "Exchange  Act"  shall mean the Securities Exchange  Act  of
1934, as amended.

      "IPO Documents" shall mean Company's (a) Registration Statement No. 333-12675 declared effective by the SEC on November 19, 1996, and Prospectus dated November 19, 1996, and (b) Registration Statement No. 333-86447 declared effective by the SEC on October 13, 1999, and Prospectus dated October 6, 1999.

     "knowledge" of Company shall mean the knowledge of one or more of the executive officers of Company.

     "Per Share Fair Market Price" of the Common Stock on any date shall mean (a) if the Common Stock is then traded on a securities exchange or the Nasdaq National Market, the average of the closing prices of the Common Stock on such exchange or market over the thirty (30) Trading Days ending on such date; (b) if the Common Stock is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid of the Common Stock over the thirty (30) Trading Days ending on such date; or (c) if there is no active public market for the Common Stock, the fair market value thereof shall be determined as of such date by a nationally recognized investment banking firm chosen in good faith by Company's board of directors.

     "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SEC" shall mean the Securities and Exchange Commission.

     "Shares"  shall have the meaning specified in  Section  2.01 herein.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.


                           ARTICLE II
                 PURCHASE AND SALE OF THE SHARES

      2.01 Issuance of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Company, at an aggregate purchase price of Four Million Dollars ($4,000,000), such number of shares
(rounded to the nearest whole share) of Common Stock (the "Shares") equal to $4,000,000 divided by an amount equal to the product of 4/3 multiplied by the Per Share Fair Market Price as of the date which is one Business Day prior to the Effective Date. By way of illustration only, if the Per Share Market Price on such date were $45.00, the number of Shares would equal $4,000,000 divided by $60.00 (the product of $45.00 multiplied by 4/3), or 66,667 Shares.

     2.02      Closing; Delivery of the Shares.

           (a) The purchase and sale of the Shares shall take place at a closing (the "Closing") to be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306 at 10:00 A.M. (Pacific Daylight Time) on the Effective Date, or at such other location, time and date as may be mutually agreed upon by the parties. The Closing shall take place contemporaneously with the execution and delivery of this Agreement and the License Agreement by Company and Purchaser.

            (b) At the Closing, subject to the terms and conditions contained in this Agreement, Purchaser shall provide a wire transfer of immediately available funds to an account of Company specified to Purchaser, in an amount equal to Four
Million Dollars ($4,000,000), in payment of the full purchase price for the Shares.

           (c) Within five (5) business days after Closing, Company shall deliver one or more stock certificates evidencing the Shares, registered in the name of Purchaser and dated as of the date of the Closing.


                           ARTICLE III
                      CONDITIONS TO CLOSING

      3.01 Conditions to Purchaser's Obligations. The obligation of Purchaser to purchase and pay for the Shares at the Closing is subject to each of the following additional conditions precedent:

          (a)  Opinion of Counsel.  Purchaser shall have received
at  the  Closing an opinion from Cooley Godward LLP,  counsel  to
Company,   regarding   this  Agreement   and   the   transactions
contemplated hereby;

           (b) Board Resolutions. Purchaser shall have received at the Closing copies of the resolutions of the Board of Directors of Company authorizing the execution and delivery of this Agreement and the performance by Company of all transactions contemplated hereby, certified by an appropriate officer of Company;

           (c) Officer's Certificate. Purchaser shall have received at the Closing, a certificate, executed by the appropriate officer of Company and dated as of the date of the Closing, together with and certifying (A) the names of the officers of Company authorized to sign this Agreement; (B) a copy of the certificate of incorporation of Company, as amended and in effect as of the date of the Closing; (C) a copy of the bylaws of Company, as amended and in effect as of the date of the Closing; and (D) that the representations and warranties contained in
Article IV hereof are true and correct as of the date of the Closing; and

           (d) License Agreement. Purchaser shall have received at the Closing the License Agreement, duly executed by an authorized officer of Company and dated as of the date of the Closing.

     3.02 Conditions to Company's Obligations.  The obligation of
Company to issue and sell the Shares at the Closing is subject to the following additional conditions precedent:

          (a) Board Resolutions. Company shall have received at the Closing copies of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the performance by Purchaser of all transactions contemplated hereby, certified by an appropriate officer of Purchaser;

          (b) License Agreement. Company shall have received at the Closing the License Agreement, duly executed by an authorized officer of Purchaser and dated as of the date of the Closing; and

           (c)   Purchase Price.  Purchaser shall have  delivered
Four Million Dollars ($4,000,000) in immediately available funds to Company's specified account in accordance with Section 2.02(b) herein.


                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Purchaser as follows:

     4.01 Corporate Status. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is currently engaged.

     4.02 Corporate Power and Authority. The execution and delivery by Company of this Agreement, the performance of the terms and obligations herein, and the issuance, sale and delivery of the Shares are each within Company's corporate powers, and each has been duly authorized by all necessary corporate action on the part of Company. This Agreement, when executed and delivered hereunder, will constitute the valid and legally binding obligation of Company enforceable against Company in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.03 Government Approvals. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Company of this Agreement or the issuance and sale of the Shares to Purchaser except  for
the filing by Company with the SEC or any state securities authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities law.

     4.04 Capitalization. As of May 31, 2000, the authorized capital stock of Company consists of: (a) 30,000,000 shares of Common Stock, $.001 par value, of which 18,528,069 shares are issued and outstanding and of which 142,519 shares are treasury shares, and (b) 5,000,000 shares of Preferred Stock, $.001 par value, of which 300,000 are designated Series A Junior Participating Preferred, none of which are issued and outstanding. As of May 31, 2000, an aggregate of 2,331,143 shares of Company's Common Stock were reserved for future issuance pursuant to stock options granted by Company and outstanding on May 31, 2000 and an additional 1,087,179 shares of Company's Common Stock were reserved and available for the grant of future stock options under all of Company's stock option or equity incentive plans. The Shares, when issued against payment of the aggregate purchase price set forth in Section 2.01, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances. As of the date hereof, except for the options described hereinabove or except as described in the IPO Documents, the SEC Documents or the Schedule of Exceptions attached hereto, there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of Company which are authorized, issued or outstanding, nor is Company obligated in any other manner to issue shares of its capital stock or other securities, and Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated by this Agreement. Except as described in the IPO Documents, the SEC Documents or the Schedule of Exceptions attached hereto, (a) no person is entitled to any preemptive right, catch-up right, right of first refusal or similar right with respect to the issuance of any capital stock of Company, (b) there are no restrictions on the transfer of shares of capital stock of Company other than those imposed by relevant federal and state securities laws and (c) there exists no agreement between Company's stockholders and to which Company is a party with respect to the voting or transfer of Company's capital stock or with respect to any other aspect of Company's affairs.

     4.05 No Violation.  Neither the execution or delivery by Company
of   this  Agreement,  nor  the  performance  of  the  terms  and obligations herein, will (a) violate Company's charter or bylaws,
(b) constitute a breach or default under any agreement or instrument to which Company is a party or by which Company is bound, which breach or default would have a material adverse effect on Company, its assets or properties, or (c) violate any applicable law, rule or regulation, which violation would have a material adverse effect on Company, or (d) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to or binding upon Company, which violation would have a material adverse effect on Company.

     4.06 Financial Statements.

           (a) All financial statements contained in the SEC Documents (as defined in Section 4.08) filed by Company with the SEC, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated except as may be expressly stated in the notes thereto and, as to the unaudited financial statements, subject to normal recurring year-end audit adjustments and the absence of notes thereto. Each balance sheet fairly presents the financial condition of Company and its subsidiaries as at the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows, fairly presents the results of operations, the stockholders' equity and the cash flows of Company and its subsidiaries for the periods then ended, all in accordance with GAAP.

           (b) Since the date of Company's most recent filing of financial statements with the SEC, there has been no material adverse change in the business, property, assets, operations or financial condition of Company and its subsidiaries.

     4.07 Litigation. There is no pending, or to Company's knowledge overtly threatened, action, suit, proceeding, arbitration, or investigation before any court, governmental agency, instrumentality or arbitrator, which, if determined adversely to Company, could reasonably be expected to materially adversely affect the business, property, assets, operations or financial condition of Company and its subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement.

     4.08 SEC Filings. Company has filed with the SEC on a timely basis, or received a valid extension of such time of filing, all forms, reports and documents required to be filed by it under the Exchange Act since November 19, 1996 (such documents collectively referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.9 Compliance with Statutes, etc. Each of Company and its subsidiaries is in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its business and the ownership of its property except, where such failure to be in compliance would not have a material adverse effect on Company.

       4.10  Securities  Laws.   Assuming  the  accuracy  of  the
representations and warranties of Purchaser contained in Article V hereof, the issuance of the Shares is exempt from the
provisions   of  the  Securities  Act.   All  notices,   filings,
registrations, or qualifications under state securities or "blue-sky" laws which are required in connection with the offer, issue and delivery of the Shares pursuant to this Agreement, if any, have been or will be completed by Company on a timely basis.

      4.11 Tax Returns and Payments. Each of Company and its subsidiaries has filed all federal, state, local, foreign and other tax returns required to be filed by it and has paid all taxes and other assessments which have become due pursuant to such tax returns and all other taxes and assessments which have become due, except for those contested in good faith and for which adequate reserves have been established. Each of Company and its subsidiaries has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for all prior fiscal years and for the current fiscal year to the date hereof. No governmental authority has asserted a lien or other claim against Company or any of its subsidiaries with respect to unpaid taxes which has not been discharged or resolved, which would have a material adverse effect on Company.

      4.12 Insurance. Company and each of its subsidiaries maintains insurance on all of its properties with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by companies of comparable size engaged in a similar business.

      4.13 No Infringement. To its knowledge, Company owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses and rights with respect to the foregoing which are required to conduct its business without any known infringement of the rights of others. No event has occurred which, to the knowledge of Company, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of Company, neither Company nor any of its subsidiaries is liable to any person or entity for infringement under applicable law with respect to such rights. As of the Effective Date, Company is not pursuing any action against any third party for the infringement of Company's patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, or licenses relating to its business.


                            ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Company as follows:

      5.01 Corporate Status. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is currently engaged.

     5.02  Corporate  Power  and Authority.   The  execution  and
delivery by Purchaser of this Agreement, the performance of the terms and obligations therein, and the purchase of the Shares are each within Purchaser's corporate powers, and each has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered hereunder,
will   constitute  valid  and  legally  binding  obligations   of
Purchaser enforceable against Purchaser in accordance with  their
terms,   subject   to  (a)  applicable  bankruptcy,   insolvency,
reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      5.03  Investment.  Purchaser is acquiring  the  Shares  for
Purchaser's own account, not as a nominee or agent for investment, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

      5.04 Shares Not Registered. Purchaser understands that the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

     5.05 Accredited Investor. Purchaser represents that it is an
"accredited  investor"  within  the  meaning  of  Rule   501   of
Regulation D adopted pursuant to the Securities Act.

      5.06 Restricted Shares. Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

      5.07 Legend. To the extent applicable, each certificate or other document evidencing the Shares, whether upon initial issuance or transfer thereof, shall be endorsed with the legends substantially in the form set forth below:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF DATED AS OF JULY 10, 2000, A COPY OF WHICH IS ON FILE AT THE

          COMPANY'S PRINCIPAL OFFICES AND  IS  AVAILABLE
          UPON REQUEST."

     5.08 Investment Information.

            (a) Purchaser has been furnished with all the information necessary to make an informed investment decision.
Purchaser has been given access to such information relating to Company as Purchaser has requested.

               (b) By reason of Purchaser's business or financial experience, Purchaser has the capacity to make the decision referred to in subsection (a) above.


                           ARTICLE VI
                      COVENANTS OF COMPANY

     6.01 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, Company agrees to use its best efforts to:

          (a)  make and keep public information regarding Company
available (as those terms are understood and defined in Rule  144 under the Securities Act) at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act at any time; and

          (c) so long as Purchaser owns any Shares or securities convertible into, exchangeable for or exercisable for Common Stock, furnish to Purchaser forthwith upon written request as to Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Company.


                           ARTICLE VII
                     COVENANTS OF PURCHASER

      7.01 Restrictions on Purchase of Common Stock. Until the first anniversary of the expiration or termination of the License Agreement, Purchaser shall not purchase, and shall ensure that none of its Affiliates purchases, any Common Stock other than the purchase or acquisition of Shares contemplated by this Agreement.

                          ARTICLE VIII
                          MISCELLANEOUS

      8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by express delivery service, (c) personally delivered, or (d) made by telecopy or facsimile transmission (with machine confirmation of delivery).

     If to Company: CV Therapeutics, Inc.
                    3172 Porter Drive
                    Palo Alto, CA 94304
                    Attn:  General Counsel
                    Telephone:  650-475-9611
                    Facsimile: 650-858-0388

     with a copy to:          Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306
                    Attn:  Robert L.  Jones
                    Telephone:  650-843-5034
                    Facsimile: 650-857-0663

     If to Purchaser:    Fujisawa Healthcare, Inc.
                    Three Parkway North Center
                    Deerfield, IL 60015
                    Attn: General Counsel
                    Telephone:  847-317-8870
                    Facsimile: 847-317-7288

     with a copy to:          Richards & O'Neil, LLP
                    885 Third Avenue
                    New York, NY 10022-4873
                    Attn: Michael Braun
                    Facsimile: 212-750-9022

      8.03 No Waiver; Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      8.04 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

      8.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Company and Purchaser and their respective successors and assigns, provided that neither Company nor Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding any assignment by Purchaser, the provisions of Sections 7.01 shall continue to be binding upon Purchaser in accordance with the terms of this Agreement.

      8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflicts or choice of law principles thereof. Company and Purchaser hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal courts located in Delaware, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Purchaser and Company agree to waive their respective rights to a jury trial with respect to any action, claim,  or  other  proceeding  arising  out  of  any  dispute  in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations.

      8.07 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.08 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the provisions hereof and supersedes all prior oral or written agreements and understandings relating to the provisions hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     8.09 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

     8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

     8.11        Survival.    The  representations,   warranties,
covenants and agreements made herein by Company and Purchaser shall survive the Closing.


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                SIGNATURES ARE ON FOLLOWING PAGE]

     IN  WITNESS WHEREOF, Company and Purchaser have caused  this
Stock Purchase Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                              CV THERAPEUTICS, INC.

                              By:    /s/ LOUIS G. LANGE, M.D., PH.D.
                              Name:      Louis G. Lange, M.D., Ph.D.
                              Title:     Chairman & CEO


                              FUJISAWA HEALTHCARE, INC.


                              By:    /s/ NOBORU MAEDA
                              Name: 	 Noboru Maeda
                              Title:	 Chairman & CEO

                     SCHEDULE OF EXCEPTIONS


      This Schedule of Exceptions is made and given with respect to Article IV of the attached Stock Purchase Agreement (the "Agreement"), by and between CV Therapeutics, Inc., a Delaware corporation (the "Company"), and Fujisawa Healthcare, Inc., a Delaware corporation (the "Purchaser").

       The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement, however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosures would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meaning as defined in the Agreement.

Section 4.04

     As of May 31, 2000, an aggregate of 249,203 shares of Common
Stock of the Company were reserved for future issuance pursuant to outstanding warrants granted by the Company.

     On February 2, 1999, the Company adopted a Preferred Share
Purchase Rights Plan pursuant to which shareholders have certain rights to purchase shares of Series A Junior Participating
Preferred.

     $196,250,000 of 4_% Convertible Subordinated Notes due March
7, 2007 and Shares of Common Stock Issuable Upon Conversion of the Notes.